Exhibit 4.03

EXECUTION VERSION
WARRANT AMENDMENT AGREEMENT
This Warrant Amendment Agreement (this “Amendment”) is made as of May 1, 2020 by and between Amyris, Inc., a Delaware corporation (the “Company”), and LMAP KAPPA LIMITED (the “Holder”).
RECITALS
WHEREAS, on May 10, 2019, the Company issued to the Holder a common stock purchase warrant (the “Warrant”), pursuant to the terms of that certain Exchange Agreement, dated as of the same date, between the Company and the Holder.

WHEREAS, the Company and the Holder hereby agree to amend the Warrant to extend the termination date and reduce its exercise price as provided herein; and

WHEREAS, pursuant to Section 5(l) of the Warrant, the Warrant may be amended with the written consent of the Company and the Holder.

AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Warrant Amendments.
(a) The definition of “Termination Date” shall be amended to January 31, 2022.

(b) The definition of “Exercise Price” on Section 2.b) shall be amended and restated in its entirety as follows:

“b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $2.87, subject to adjustment hereunder (the “Exercise Price”).”
2.No Other Amendments. Except as expressly set forth above, all of the terms and conditions of the Warrant shall remain in full force and effect.

3.Effectiveness of Amendment. This Amendment shall be effective as of the date hereof.

4.Miscellaneous.
(a) Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
(b) Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGES FOLLOW]

The undersigned has executed this Warrant Amendment Agreement as of the date first set forth above.

THE COMPANY:
AMYRIS, INC.
By: _/s/ Han Kieftenbeld
(Signature)
Name: Han Kieftenbeld
Title: Chief Financial Officer

The undersigned has executed this Warrant Amendment Agreement as of the date first set forth above.

HOLDER:
LMAP KAPPA LIMITED
/s/ Robert Barron (Signature)
Name: Robert Barron
Title: Portfolio Manager